Policy No. 305 / Page 1 of 6 Proprietary & Confidential Oglethorpe Power Corporation POLICY NO. 305 DATE: March 28, 2011 REVISED: November 30, 2023 (Effective January 1, 2024) Insider Trading Objective: This policy sets forth clear, straight-forward rules that allow Oglethorpe directors, officers and associates to purchase Oglethorpe securities while minimizing the potential for violating federal or state securities laws, or even the appearance thereof. Introduction: One of Oglethorpe’s guiding principles is dealing fairly with others and not taking unfair advantage of information unknown to others. Failure to abide by this standard diminishes Oglethorpe’s integrity value and, in the context of insider trading, violates laws and regulations that impose strict penalties upon the individuals, and the companies, who violate them. Federal and state securities laws prohibit company directors, officers and associates, either personally or on behalf of others, from purchasing or selling securities of that company if they are aware of material, non-public information. It is also illegal to communicate (or “tip”) material, non-public information to others who may trade in securities on the basis of that information. These illegal activities are commonly referred to as “insider trading.” In addition to prohibiting transactions that violate securities laws, this policy further prohibits trading in Oglethorpe debt securities except during specified trading periods during which the public marketplace will generally have access to all material, non-public information. Potential penalties for violating insider trading laws and regulations are significant and can lead to both civil and criminal penalties. Moreover, a director, officer or associate’s failure to comply with this policy may subject the person to sanctions imposed by Oglethorpe, including dismissal for cause, whether or not the failure to comply with this policy results in any violation of law. All directors, officers and associates of Oglethorpe must comply with this policy and will sign an acknowledgement and certification, attached hereto as Attachment A, that they have received and understand this Policy No. 305. Copies of this acknowledgement shall be retained in the Corporate Compliance Department and, for officers and associates, in the officer’s and associate’s personnel file located in the Human Resources Department. You are encouraged to ask questions and seek any follow-up information that you may require with respect to the matters set forth in this policy. Please direct your questions to Oglethorpe’s General Counsel. Statement of Policy: It is the policy of Oglethorpe that no director, officer or associate1 of Oglethorpe who is aware of material, non-public information relating to Oglethorpe may, directly 1 All references to “associate” include full and part-time associates, including co-ops and interns. Exhibit 19.1

Policy No. 305 / Page 2 of 6 Proprietary & Confidential or through immediate family members2 or other persons or entities, (a) buy or sell debt securities of Oglethorpe, or engage in any other action to take personal advantage of that information, or (b) pass or “tip” that information to persons outside of Oglethorpe, including immediate family members and friends. In addition, it is the policy of Oglethorpe that no director, officer or associate of Oglethorpe who, in the course of working for Oglethorpe, learns of material, non-public information about any other company, including Oglethorpe’s customers or suppliers, may trade in that company’s securities until the information becomes public or is no longer material. In order to protect you and Oglethorpe from potential violations of securities laws or even the appearance thereof, it is also Oglethorpe’s policy that directors, officers or associates may only buy or sell Oglethorpe debt securities during specified pre-determined trading periods which follow the public release of all material information about Oglethorpe. It is also important to note that securities laws do not exempt or recognize exceptions for transactions that may be necessary or justifiable for independent reasons (such as the need to raise money for an emergency expenditure). What information is material? All information that a reasonable investor might consider important in deciding whether to buy, sell, or hold securities is considered material. Information that is likely to affect the price of a company’s securities is almost always material. Examples of some common types of material information are: • financial results or expectations for the quarter or the year; • financial forecasts; • possible mergers, acquisitions, joint ventures and other purchases and sales of companies and investments in companies; • plans to issue new debt securities or refinance existing debt securities; • expected changes in credit ratings; • changes in relationships with significant customers; • obtaining or losing important contracts; • major financing developments; • major personnel changes; and • major litigation developments. Remember that anyone scrutinizing your transactions, including the determination whether information was material will be doing so after the fact, with the benefit of hindsight. As a practical matter, you should carefully consider how enforcement authorities or others might view a transaction in hindsight. What is non-public information? Information is considered to be non-public unless it has been effectively disclosed to the public. Examples of public disclosure include public filings with the Securities and Exchange Commission (“SEC”) and company press releases. Not only must the 2 “Immediate family member” means a director’s, officer’s, or associate’s child, stepchild, parent, or stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, or any other person (other than a tenant or employee) sharing the director’s, officer’s or associate’s household.

Policy No. 305 / Page 3 of 6 Proprietary & Confidential information have been publicly disclosed, but there must also have been adequate time for the market as a whole to digest the information. Although actual timing may vary depending upon the circumstances, Oglethorpe has adopted the policy that information remains non-public until the second Trading Day following the release of the information. “Trading Day” is defined as any day on which the New York Stock Exchange is open for trading. What transactions are prohibited? When you know material, non-public information about Oglethorpe, you are prohibited from the following activities: • trading in Oglethorpe’s debt securities; • having other persons, including business entities over which you exercise control, trade for you in Oglethorpe’s debt securities; and • disclosing or “tipping” the information to anyone else who might then trade. This prohibition continues whenever and for as long as you know material, non-public information. Although it is most likely that any material, non-public information you might learn would be about Oglethorpe or its subsidiaries, these prohibitions also apply to trading in the securities of any company, including any current or potential business partners of Oglethorpe, about which you have learned material, non-public information through your position or employment with Oglethorpe. Transactions by Immediate Family Members. Oglethorpe’s insider trading policy applies to your immediate family members. You are responsible for the transactions of these other persons and therefore should make them aware of the need to confer with you before they trade in Oglethorpe’s debt securities. Purchases in Connection with Offerings: Oglethorpe’s directors, officers or associates may purchase Oglethorpe’s debt securities from Oglethorpe, or through an underwriter, in connection with Oglethorpe’s public offerings available to retail investors. Trading Windows: In addition to the prohibition against trading on the basis of material, non- public information, all Oglethorpe directors, officers and associates are prohibited from purchasing or selling Oglethorpe’s debt securities at any time other than during specified trading windows. These trading windows follow Oglethorpe’s quarterly and annual filings with the SEC. No later than one Trading Day after Oglethorpe’s filing of its quarterly report on Form 10-Q or annual report on Form 10-K, all directors, officers and associates will be provided notice of the upcoming window and the anticipated opening and closing dates for the trading window. A trading window opens on the second Trading Day following Oglethorpe’s filing of its quarterly report on Form 10-Q or annual report on Form 10-K, as applicable, with the SEC. Once open, the trading window will remain open for 15 Trading Days. During this 15-day trading window, Oglethorpe directors, officers and associates may purchase and sell Oglethorpe debt securities so long as they are not aware of material, non-public information. If you become aware of material, non-public information during a trading window, you may not trade in Oglethorpe debt securities.

Policy No. 305 / Page 4 of 6 Proprietary & Confidential Moreover, Oglethorpe may close a trading window prior to the expiration of the periods noted above if an event occurs during an open trading window that may be considered material to Oglethorpe. Oglethorpe will provide its directors, officers and associates with notice of such a fact. Hardship Exceptions. At any time other than during a trading window an Oglethorpe director, officer or associate who has an unexpected and urgent need to sell Oglethorpe’s debt securities in order to generate cash may, in appropriate circumstances, be permitted to sell such debt securities on a case-by-case basis if such person does not possess material, non-public information. Hardship exceptions may be granted only by Oglethorpe’s General Counsel and must be requested at least two days in advance of the proposed trade. A hardship exception may be granted only if Oglethorpe’s General Counsel concludes that Oglethorpe’s financial or commercial information available at the time does not constitute material, non-public information. Mutual Funds. The purchase and sale of mutual funds that may invest in Oglethorpe debt securities is not restricted to approved trading windows. Resales by Directors and Executive Officers: If you are a director or executive officer of Oglethorpe and you plan to sell more than $50,000 of Oglethorpe taxable debt securities during any three month period, your sale will require a notice filing with the SEC. This notice filing does not apply to Oglethorpe tax-exempt debt securities. If you anticipate making a sale that would reach this limit, you should contact Oglethorpe’s General Counsel, prior to the sale, to assist you with this notice. Post-Employment Transactions: Even after you are no longer an Oglethorpe director or employed by Oglethorpe, if you are in possession of material, non-public information when your directorship or employment terminates, you may not trade in Oglethorpe’s debt securities until that information has become public or is no longer material. Penalties: Potential penalties for violating insider trading laws and regulations are significant and can lead to both civil and criminal penalties. Criminal penalties may include imprisonment for up to 20 years and fines of up to $5 million and civil penalties include fines of up to three times the profit gained or loss avoided by the trading. In addition, a company whose director, officer or associate violates the insider trading laws may be liable for a civil fine of up to the greater of $1 million or three times the profit gained or loss avoided, as well as a criminal penalty of up to $25 million, as a result of the director, officer or associate’s insider trading violations. In addition to potential legal and regulatory penalties, violation of this policy may lead to disciplinary action, up to and including, dismissal for cause. Unauthorized Disclosure: As discussed above, the disclosure of material, non-public information to others can lead to significant legal difficulties. Therefore, you should not discuss material, non- public information about Oglethorpe with anyone, including other employees, except as required in the performance of your regular duties. Further, it is important that only specifically designated representatives of Oglethorpe discuss Oglethorpe with the news media and investors. Inquiries of this type received by any other employee should be referred to Oglethorpe’s Director of Public Relations (for media inquiries) or to Oglethorpe’s Director of Bank and Investor Relations (for investor inquiries).

Policy No. 305 / Page 5 of 6 Proprietary & Confidential Questions about this Policy: Compliance by all directors, officers and associates with this policy is of the utmost importance both for you and for Oglethorpe. If you have any questions about the application of this policy to any particular case, please promptly contact Oglethorpe’s General Counsel at (770) 270-7913 or OPCGeneralCounsel@opc.com.

Policy No. 305 / Page 6 of 6 Proprietary & Confidential Attachment A Certification and Acknowledgement I acknowledge that I have received and read this copy of Oglethorpe’s Policy No. 305, Insider Trading. I hereby agree to comply with the specific requirements of this policy in all respects during my directorship or employment with Oglethorpe. I understand that my failure to comply in all respects with this policy is a basis for my removal as a director or termination for cause of my employment with Oglethorpe. Signature: Print Name: Date: